Registration No. 333-217200

Filed Pursuant to Rule 433

Dated September 10, 2019

FED meeting next week. What does that mean for the @NYSE FANG+ Index and the biggest names in #Tech? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

FED meeting next week. What does that mean for the @Solactive MicroSectors™ U.S. Big Banks Index and the biggest names in #Banks? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

FED meeting next week. What does that mean for the @Solactive MicroSectors™ U.S. Big Oil Index and the biggest names in #Oil? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

FED meeting this week. What does that mean for the @NYSE FANG+ Index and the biggest names in #Tech? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

FED meeting this week. What does that mean for the @Solactive MicroSectors™ U.S. Big Banks Index and the biggest names in #Banks? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

FED meeting this week. What does that mean for the @Solactive MicroSectors™ U.S. Big Oil Index and the biggest names in #Oil? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

FED meeting tomorrow. What does that mean for the @NYSE FANG+ Index and the biggest names in #Tech? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

FED meeting tomorrow. What does that mean for the @Solactive MicroSectors™ U.S. Big Banks Index and the biggest names in #Banks? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

FED meeting tomorrow. What does that mean for the @Solactive MicroSectors™ U.S. Big Oil Index and the biggest names in #Oil? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

FED meeting today. What does that mean for the @NYSE FANG+ Index and the biggest names in #Tech? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

FED meeting today. What does that mean for the @Solactive MicroSectors™ U.S. Big Banks Index and the biggest names in #Banks? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

FED meeting today. What does that mean for the @Solactive MicroSectors™ U.S. Big Oil Index and the biggest names in #Oil? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

The #FED is scheduled to meet today & is expected by many to cut interest rates. How will #BigTech react? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

The #FED is scheduled to meet today & is expected by many to raise interest rates. How will #BigTech react? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

The #FED is scheduled to meet today & is expected by many to cut interest rates. How will #BigBanks react? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

The #FED is scheduled to meet today & is expected by many to raise interest rates. How will #BigBanks react? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

The #FED is scheduled to meet today & is expected by many to cut interest rates. How will #BigOil stocks react? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

The #FED is scheduled to meet today & is expected by many to raise interest rates. How will #BigOil stocks react? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

Prior month #FED minutes scheduled for release today. What happens to FANG+ stocks? $FNGU $FNGO $GNAF $FNGZ $FNGD Learn more about Leveraged & Inverse FANG+ ETNs here: https://www.microsectors.com/fang

Prior month #FED minutes scheduled for release today. What happens to Big Bank stocks? $BNKU $BNKO $KNAB $BNKZ $BNKD Learn more about Leveraged & Inverse Big Banks ETNs here: https://www.microsectors.com/bigbanks

Prior month #FED minutes scheduled for release today. What happens to Big Oil stocks? $NRGU $NRGO $YGRN $NRGZ $NRGD Learn more about Leveraged & Inverse Big Oil ETNs here: https://www.microsectors.com/bigoil

Trade #Tech news? $FNGU & $FNGD offer 3x/-3x exposure to the @NYSE FANG+ Index. The index comprised of 10 innovative #Tech companies. $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR https://www.microsectors.com/fang

Trade #Tech news? $FNGO & $FNGZ offer 2x/-2x exposure to the @NYSE FANG+ Index. The index comprised of 10 innovative #Tech companies. $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR https://www.microsectors.com/fang

Trade #Tech news? $GNAF offers -1x exposure to the @NYSE FANG+ Index. The index comprised of 10 innovative #Tech companies. $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR https://www.microsectors.com/fang

Trade Bank stocks news? $BNKU & $BNKD offer 3x/-3x exposure to the @Solactive MicroSectors™ U.S. Big Banks Index. The ONLY index comprised of the 10 biggest U.S. Banks. $BAC $BBT $C $GS $JPM $MS $PNC $SCHW $USB $WFC https://www.microsectors.com/bigbanks

Trade Bank stocks news? $BNKO & $BNKZ offer 2x/-2x exposure to the @Solactive MicroSectors™ U.S. Big Banks Index. The ONLY index comprised of the 10 biggest U.S. Banks. $BAC $BBT $C $GS $JPM $MS $PNC $SCHW $USB $WFC https://www.microsectors.com/bigbanks

Trade Bank stocks news? $KNAB offers -1x exposure to the @Solactive MicroSectors™ U.S. Big Banks Index. The ONLY index comprised of the 10 biggest U.S. Banks. $BAC $BBT $C $GS $JPM $MS $PNC $SCHW $USB $WFC https://www.microsectors.com/bigbanks

Trade #Oil stocks news? $NRGU & $NRGD offer 3x/-3x exposure to the @Solactive MicroSectors™ U.S. Big Oil Index. The ONLY index comprised of the 10 biggest U.S. #Oil stocks. $COP $CVX $EOG $HES $MPC $OXY $PSX $PXD $VLO $XOM https://www.microsectors.com/bigoil

Trade #Oil stocks news? $NRGO & $NRGZ offer 2x/-2x exposure to the @Solactive MicroSectors™ U.S. Big Oil Index. The ONLY index comprised of the 10 biggest U.S. #Oil stocks. $COP $CVX $EOG $HES $MPC $OXY $PSX $PXD $VLO $XOM https://www.microsectors.com/bigoil

Trade #Oil stocks news? $YGRN offers -1x exposure to the @Solactive MicroSectors™ U.S. Big Oil Index. The ONLY index comprised of the 10 biggest U.S. #Oil stocks. $COP $CVX $EOG $HES $MPC $OXY $PSX $PXD $VLO $XOM https://www.microsectors.com/bigoil

Tech stocks rally today! How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

Bank stocks rally today! How will that impact the @Solactive MicroSectors™ U.S. Big Banks Index? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

Oil stocks rally today! How will that impact the @Solactive MicroSectors™ U.S. Big Oil Index? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

Tech stocks sell off today! How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

Bank stocks sell off today! How will that impact the @Solactive MicroSectors™ U.S. Big Banks Index? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

Oil stocks sell off today! How will that impact the @Solactive MicroSectors™ U.S. Big Oil Index? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

Tech stocks rally today! Will the @NYSE FANG+ Index outperform the NASDAQ 100 $NDX again? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

Tech stocks rally today! Will the @NYSE FANG+ Index outperform the Tech Select Index $IXT again? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

Bank stocks rally today! Will the @Solactive MicroSectors™ U.S. Big Banks Index outperform the DJ US Financials Index again? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

Oil stocks rally today! Will the @Solactive MicroSectors™ U.S. Big Oil Index outperform the DJ US Oil & Gas Index again? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

PepsiCo in a tech index? Is that really what you want? $PEP is currently a top 10 holding in Nasdaq 100 ($NDX). Trade ONLY Tech with @NYSE FANG+. #WhatsInYourIndex $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

Costco in a tech index? Is that really what you want? $COST is currently a top 15 holding in Nasdaq 100 ($NDX). Trade ONLY Tech with @NYSE FANG+. #WhatsInYourIndex $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

Starbucks in a tech index? Is that really what you want? $SBUX is currently a top 20 holding in Nasdaq 100 ($NDX). Trade ONLY Tech with @NYSE FANG+. #WhatsInYourIndex $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

MasterCard in a tech index? Is that really what you want? $MA is currently a top 5 holding in the Tech Select Index ($IXT). Trade ONLY Tech with @NYSE FANG+. #WhatsInYourIndex $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

Visa in a tech index? Is that really what you want? $V is currently a top 5 holding in the Tech Select Index ($IXT). Trade ONLY Tech with @NYSE FANG+. #WhatsInYourIndex $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$PEP announces earnings miss. See how it impacts "Tech" Index $NDX. Learn more about the FANG+ Index and related products $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$COST announces earnings miss. See how it impacts "Tech" Index $NDX. Learn more about the FANG+ Index and related products $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$SBUX announces earnings miss. See how it impacts "Tech" Index $NDX. Learn more about the FANG+ Index and related products $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$MA announces earnings miss. See how it impacts "Tech" Select Index. Learn more about the FANG+ Index and related products $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$V announces earnings miss. See how it impacts "Tech" Select Index. Learn more about the FANG+ Index and related products $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

More #TrumpTariffs announced. What does that mean for the 10 biggest names in U.S. #Tech that comprise the @NYSE FANG+ Index? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

Hiring & unemployment numbers scheduled for release today. What does that mean for the FANG+ Index? The index consisting of 10 #Tech innovators. $FNGU $FNGO $GNAF $FNGZ $FNGD Learn more here: https://www.microsectors.com/fang

Hiring & unemployment numbers scheduled for release today. What does that mean for the 10 biggest U.S. #Banks? $BNKU $BNKO $KNAB $BNKZ $BNKD Learn more here: https://www.microsectors.com/bigbanks

Hiring & unemployment numbers scheduled for release today. What does that mean for the 10 biggest U.S. #Oil stocks? $NRGU $NRGO $YGRN $NRGZ $NRGD Learn more here: https://www.microsectors.com/bigoil

Nonfarm payrolls announcement today #NFP. What does that mean for the FANG+ Index? The index consisting of 10 #Tech innovators. $FNGU $FNGO $GNAF $FNGZ $FNGD Learn more here: https://www.microsectors.com/fang

Nonfarm payrolls announcement today #NFP. What does that mean for the 10 biggest U.S. #Banks? $BNKU $BNKO $KNAB $BNKZ $BNKD Learn more here: https://www.microsectors.com/bigbanks

Nonfarm payrolls announcement today #NFP. What does that mean for the 10 biggest U.S. #Oil stocks? $NRGU $NRGO $YGRN $NRGZ $NRGD Learn more here: https://www.microsectors.com/bigoil

CPI announcement today. What does that mean for the FANG+ Index? The index consisting of 10 #Tech innovators. $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

CPI announcement today. What does that mean for the 10 biggest U.S. #Banks? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

CPI announcement today. What does that mean for the 10 biggest U.S. #Oil stocks? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

GDP announcement today. What does that mean for the FANG+ Index? The index consisting of 10 #Tech innovators. $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

GDP announcement today. What does that mean for the 10 biggest U.S. #Banks? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

GDP announcement today. What does that mean for the 10 biggest U.S. #Oil stocks? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

Consumer spending announcement today. What does that mean for the FANG+ Index? The index consisting of 10 #Tech innovators. $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

Consumer spending announcement today. What does that mean for the 10 biggest U.S. #Banks? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

Consumer spending announcement today. What does that mean for the 10 biggest U.S. #Oil stocks? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

Global #Oil demand slows. What does that mean for the 10 biggest U.S. #Oil stocks? $NRGU $NRGO $YGRN $NRGZ $NRGD Learn more here: https://www.microsectors.com/bigoil

Global #Oil demand increases. What does that mean for the 10 biggest U.S. #Oil stocks? $NRGU $NRGO $YGRN $NRGZ $NRGD Learn more here: https://www.microsectors.com/bigoil

DOE US crude inventories came in higher than survey. What does that mean for the 10 biggest U.S. #Oil stocks? $NRGU $NRGO $YGRN $NRGZ $NRGD Learn more here: https://www.microsectors.com/bigoil

DOE US crude inventories came in lower than survey. What does that mean for the 10 biggest U.S. #Oil stocks? $NRGU $NRGO $YGRN $NRGZ $NRGD Learn more here: https://www.microsectors.com/bigoil

Baker Hughes US rig count came in higher than survey. What does that mean for the 10 biggest U.S. #Oil stocks? $NRGU $NRGO $YGRN $NRGZ $NRGD Learn more here: https://www.microsectors.com/bigoil

Baker Hughes US rig count came in lower than survey. What does that mean for the 10 biggest U.S. #Oil stocks? $NRGU $NRGO $YGRN $NRGZ $NRGD Learn more here: https://www.microsectors.com/bigoil

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